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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 7, 1999

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

  NEW JERSEY                     0-19777                             22-3103129
(State or other                                                    (IRS Employer
jurisdiction of                (Commission                        Identification
 incorporation)                File Number)                           Number)

                        181 UNIVERSITY AVENUE, SUITE 1208
                         TORONTO, ONTARIO M5H 3M7 CANADA
          (Address of principal executive offices, including ZIP code)

                                 (416) 363-5059
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

         The registrant, DUSA Pharmaceuticals, Inc. (the "Registrant"), reported on January 7, 1999 interim data from its multi-center Phase I/II clinical trial on Levulan(R) Photodetection (PD) of bladder cancer in high-risk patients. These results indicate that Levulan(R) PD was able to detect 13% additional cancers that were missed with standard white light cystoscopy.

         In this study, all patients were examined for bladder cancer using standard white light cystoscopy as a baseline. Patients then underwent Levulan(R) PD using blue light, as well as random biopsies (a supplemental method of bladder cancer detection using a series of biopsies of normal-appearing areas), in order to compare the number of additional cancers that could be detected using these techniques. By the end of 1998, clinical investigators had enrolled and tested 59 patients and had detected a total of 95 cancers, including 24 carcinomas-in-situ (a high-risk type of bladder cancer). The protocol permits enrollment of up to approximately 100 patients.

         The baseline data showed that looking inside the bladder with white light cystoscopy alone detected 72 cancers, or 75.8%, while missing 23 cancers, or 24.2%. For carcinomas-in-situ, white light cystoscopy detected 14 cancers, or 58%, but missed 12 cancers, or 42%. The Registrant's management believes that the interim results demonstrate the limitations of standard white light cystoscopy.

         Levulan(R) and blue light detected an additional 11 cancers, or 13.2%, including 4 carcinomas-in-situ, or 17%. Random biopsies detected an additional 12 cancers, or 14.3%, including 6 carcinomas-in-situ, or 20%. Only one cancer detected by Levulan(R) PD was also found by random biopsy. Therefore, the Registrant believes that Levulan(R) PD and random biopsies may be complementary detection methods. There were no significant side effects reported. The Registrant intends to review the interim clinical trial data with a panel of urology experts to help guide the design of further clinical trials.

         In summary, Levulan(R) and blue light detected 13% more cancers than white light cystoscopy alone, and 17% more of the higher risk carcinomas-in-situ at this stage of the study.

         Except for historical information, this report, including the Exhibit attached hereto, contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the comparison of Levulan(R) PD to random biopsy as methods of bladder cancer detection, the analysis of bladder cancer trial results by urologists and the design of additional trials and the status of discussions with potential dermatology marketing partners. Such risks and uncertainties include, but are not limited to the results of clinical trials, whether the Company's NDA filing will receive marketing approval, the status of its patents and proprietary protection, reliance on third parties to manufacture (in compliance with FDA regulations), uncertainties regarding the marketing of its products and whether a marketing


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alliance will be consummated, unanticipated expenses relating to potential regulatory requests, the availability of funds for ongoing operations and further development activities and other risks detailed from time to time in the Company's United States Securities and Exchange Commission (SEC) filings.

ITEM 7.  FINANCIAL STATEMENTS AND OTHER EXHIBITS

         (c) Exhibits

         [99]     Press Release dated January 7, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           DUSA PHARMACEUTICALS, INC.

                                           By: D. Geoffrey Shulman
                                           D. Geoffrey Shulman, MD, FRCPC
                                           President and Chief Executive Officer

Dated: January 8, 1999


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